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                                                                   EXHIBIT 10.11


                       AMENDMENT TO CONSULTING AGREEMENT

     This Amendment to Consulting Agreement is dated as of February 11, 1998 (the "Amendment"), by and between MIRAGE HOLDINGS, INC., a Nevada corporation (the "Company"), and MANHATTAN WEST, INC., a California corporation (the "Consultant"). All undefined capitalized terms shall have the meanings set forth for them in the Consulting Agreement among the parties hereto effective as of February 13, 1997 (the "Agreement").

     1. The Agreement is hereby amended to delete, in its entirety, Section 1, Compensation Phases, of Exhibit B, Terms of Compensation. The Parties hereto understand and acknowledge that this Amendment eliminates and cancels a total of 50,000 options of the Company's stock as potential compensation to the Consultant.

     2. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

     3. This Amendment shall be governed and construed in accordance with the laws of the State of California.

     4. Except as otherwise set forth herein, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Option Agreement to be duly executed, as of the date and year first above written.


MIRAGE HOLDINGS, INC.                         MANHATTAN WEST, INC.

/s/ Najeeb U. Ghauri                          /s/ Tariq Khan
-------------------------------               ----------------------------
BY:  Najeeb U. Ghauri                         BY:  Tariq Khan
ITS: President                                ITS: President